UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: March 30, 2006 (date of earliest event report)

First National Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-30523	58-2466370

(Commission File Number)	(IRS Employer Identification No.)

215 North Pine Street, Spartanburg, S.C.	29302

(Address of principal executive offices)	(Zip Code)

(864) 948-9001

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

          First National Bancshares, Inc. (the “Company”), the bank holding company for First National Bank of the South, established a new Delaware trust subsidiary, FNSC Statutory Trust III (the “Trust”), which completed the sale of $7,000,000 of trust preferred securities on March 30, 2006.  The Trust issued the trust preferred securities at a rate equal to the three-month LIBOR rate plus 1.45%.  The trust preferred securities mature in 30 years, and can be called without penalty after five years.  The Trust simultaneously issued 217 of the Trust’s common securities to the Company for a purchase price of $217,000, which constitutes all of the issued and outstanding common securities of the trust.  The Trust used the proceeds from the sale of the trust preferred and common securities to purchase the Company’s junior subordinated deferrable interest notes due 2036 (the “Debentures”).  The net proceeds from the offering of $7,000,000 will be used by the Company for general corporate purposes including providing capital to its wholly-owned bank subsidiary.

          The Debentures were issued pursuant to a Junior Subordinated Indenture between the Company and Wilmington Trust Company dated March 30, 2006 (the “Indenture”), a copy of which is attached hereto as Exhibit 4.1.  The terms of the Debentures are substantially the same as the terms of the trust preferred securities.  The interest payments by the Company will be used by the trust to pay the quarterly distributions to the holders of the trust preferred securities.  The Indenture permits the Company to redeem the Debentures after five years.

          The terms of the trust preferred securities are governed by an Amended and Restated Declaration of Trust, dated March 30, 2006, between the Company, as sponsor, Wilmington Trust Company, as institutional trustee, Wilmington Trust Company, as Delaware trustee, and the Administrators named therein, a copy of which is attached hereto as Exhibit 10.1.

          Pursuant to a Guarantee Agreement dated March 30, 2006, between the Company and Wilmington Trust Company, the Company has guaranteed the payment of distributions and payments on liquidation or redemption of the trust preferred securities.  The obligations of the Company under the Guarantee Agreement, a copy of which is attached hereto as Exhibit 10.2, are subordinate to all of the Company’s senior debt.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF- BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits. Copies of the Amended and Restated Declaration of Trust, Indenture, and Guarantee Agreement relating to the trust preferred issuance by FNSC Statutory Trust III are attached hereto as Exhibits.

Exhibit Number	Description

4.1	Indenture between First National Bancshares, Inc. and Wilmington Trust Company, as trustee.

10.1

Amended and Restated Declaration of Trust among First National Bancshares, Inc., as sponsor, Wilmington Trust Company, as institutional trustee, Wilmington Trust Company, as Delaware trustee, and the Administrators named therein.

10.2	Guarantee Agreement between First National Bancshares, Inc., as guarantor, and Wilmington Trust Company, as guarantee trustee.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL BANCSHARES, INC.

Dated: April 4, 2006	By:	/s/ Jerry L. Calvert

Jerry L. Calvert
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture between First National Bancshares, Inc. and Wilmington Trust Company, as trustee.

10.1

Amended and Restated Declaration of Trust among First National Bancshares, Inc., as sponsor, Wilmington Trust Company, as institutional trustee, Wilmington Trust Company, as Delaware trustee, and the Administrators named therein.

10.2	Guarantee Agreement between First National Bancshares, Inc., as guarantor, and Wilmington Trust Company, as guarantee trustee.